Exhibit 5.1
Sears, Roebuck and Co.
3333 Beverly Road - B6-210B
Hoffman Estates, IL 60179
Anastasia D. Kelly
Executive Vice President,
General Counsel
847-286-0844

October 10, 2001

SRFG, Inc., as Originator
   of Sears Credit Account Master Trust II
3711 Kennett Pike
Greenville, Delaware 19807

Re:  Sears Credit Account Master Trust II
       Registration Statement on Form S-3
Ladies and Gentlemen:

I, Anastasia D. Kelly, General Counsel of Sears, Roebuck and Co., have acted as counsel for SRFG, Inc. (the "Company") in connection with the filing by SRFG, on behalf of the Sears Credit Account Master Trust II (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") registering credit account pass-through certificates representing undivided interests in the Trust (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of July 31, 1994, as amended by the Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, as further amended by Amendment No. 2 to the Pooling and Servicing Agreement, dated as of December 21, 1995, as further amended by Amendment No. 3 to the Pooling and Servicing Agreement, dated as of September 28, 2000, as further amended by Amendment No. 4 to the Pooling and Servicing Agreement, dated as of December 7, 2000, as further amended by Amendment No. 5 to the Pooling and Servicing Agreement , dated as of July 20, 2001, among the Company, as Seller, Sears, Roebuck and Co. ("Sears"), as Servicer, and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement, and as supplemented by a Series Supplement ("Series Supplement"), among the Company, Sears and the Trustee, substantially in the form filed as Exhibit 4.7 to the Registration Statement.

I have examined the Registration Statement, the Pooling and Servicing Agreement and the form of Series Supplement. I have examined such other documents and such questions of law and fact as I have deemed necessary in order to express the opinions hereinafter stated.

I am opining herein as to the effect on the subject securities of only United States federal law and the laws of the State of New York in reliance on an opinion of Mayer, Brown & Platt of even date herewith, and I express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, I am of the opinion that upon issuance and sale thereof in the manner described in the prospectus filed as part of the Registration Statement and the prospectus supplement to be filed with the Commission at the time of offering a particular series of Certificates, such Certificates will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series Supplement, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

In rendering my opinion, I have assumed that, upon or prior to the issuance and sale of the Certificates, (i) the Series Supplement will be duly authorized, executed and delivered by the Trustee, and (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Certificates will be so executed and delivered by properly authorized persons.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Anastasia D. Kelly